EXHIBIT 99.1

[COMPANY LOGO]



                                                                    NEWS RELEASE


INFOWAVE CLOSES FINAL TRANCHE OF US$15 MILLION PRIVATE PLACEMENT

Vancouver, British Columbia, November 30, 2001 - Infowave Software (TSE: IW), a global provider of software that connects enterprise applications to wireless devices, today announced it has closed the final tranche of its previously announced private placement. The total gross proceeds to the Company of all tranches, before commissions and expenses, is US$14.9 million. Investors included ComVest Venture Partners, Springbank TechVentures, Net Invest Ltd., and other institutional and retail investors from Canada, the United States and Europe.

"The ability to raise funds in such a challenging environment is a strong endorsement by sophisticated investors of Infowave's products, partnerships and business plan," said Thomas Koll, Infowave's CEO. "Infowave has established itself as a pioneer, market leader, and now a survivor in a category that has seen much change and consolidation this year. With this additional funding, we are well positioned to take advantage of the opportunities ahead of us to increase market share with both mature and innovative new wireless data solutions that appeal to both mobile professionals and the IT department."

Barb Richardson of SpringBank TechVentures said, "We are pleased to be part of Infowave's pursuit as a leader in the rapidly growing wireless data market. Infowave offers a strong value proposition to enterprise customers who can increase the productivity of their mobile workforce, and to mobile device manufacturers and carriers whose mobile technology and networks are enabled by Infowave to support mission critical enterprise applications."

"We are on the cusp of a wireless data revolution, where organizations will embrace faster wireless data networks, new computing devices and new ways of working in order to ensure they are able to conduct business as usual ... even in unusual circumstances," Koll added. "We are working with our carrier and hardware partners very closely to ensure that Infowave's software is a key part of every wireless data sale they make to the enterprise. 2002 is going to be an exciting year."

The offered securities will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About Infowave
Infowave (TSE: IW) builds wireless business solutions that connect mobile workers to the critical information they need to be more productive and more competitive. Infowave's Wireless Business Engine provides fast, secure and reliable wireless access to email and collaboration applications, Web-based applications, the Internet, corporate intranets and legacy and client/server applications. Infowave works across the full spectrum of computing devices from laptop computers and handheld devices to the newest generation of web-enabled mobile phones. Infowave's Wireless Business Engine is earning customers today and has been selected by


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sophisticated  technology leaders such as Compaq, Intel, Telus Mobility and AT&T
Wireless. For more information, please visit www.infowave.com.


Forward Looking Statements
This news release contains certain forward-looking statements based on the current expectations of Infowave and projections about future events. Forward-looking statements in this release include statements regarding increased needs by organizations for wireless data solutions, and Infowave's ability to innovate and deliver exciting new wireless solutions; prudently fund its business plan; grow its partner channel; leverage its positioning established over the past four years; and create customer and shareholder value. Actual results could differ materially from those anticipated in these statements based upon a number of factors including the success of the deployment of and improvements to its products, the failure of the markets for Infowave's products to grow as anticipated, the risks involved in integrating solutions with third-party software and services and competition with existing and new products offered by competitors.

Forward-looking statements are based upon management's beliefs, opinions and projections on the date the statements are made. Infowave undertakes no obligation to update forward-looking statements if circumstances or management's beliefs, opinions or projections should change.

Contact:

Investor Relations:
Jim Rausch
(604) 473-3686
jrausch@infowave.com

Media Relations:
Heather Knox
(425) 806-2129
hknox@infowave.com